UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 29, 2010

VIKING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49636	86-0913802
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

134 Flanders Road, Westborough, MA	01581
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(508) 366-3668

Not applicable.

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

In January 2010, Viking Systems, Inc., a Delaware corporation (the “Company”), entered into an Investment Agreement (the “Investment Agreement”) with Dutchess Opportunity Fund, II, LP (the “Investor”).  Pursuant to the Investment Agreement, the Investor committed to purchase up to $5,000,000 of the Company’s common stock over thirty-six months (the “Equity Line”).  Pursuant to the terms of a Registration Rights Agreement dated January 7, 2010 between the Company and the Investor, the Company was obligated to file a registration statement with the SEC to register the resale by the Investor of up to 15,000,000 shares of the common stock underlying the Investment Agreement on or before 21 calendar days of the date of the Registration Rights Agreement.  The Company filed the required registration statement and it was declared effective on February 12, 2010.

Detailed below are the Company’s transactions during August and September 2010 under the Investment Agreement.   The Company’s total common shares outstanding following the completion of these transactions will be 57,989,090.

Date (A)	Shares	Net Proceeds
August 4, 2010	345,680	$76,804
August 12, 2010	309,110	77,357
August 13, 2010	591,980	148,098
August 23, 2010	239,972	72,517
August 27, 2010	264,074	77,985
September 7, 2010	170,027	48,621
September 10, 2010	46,100	12,372
September 15, 2010	210,671	82,466
September 23, 2010	148,500	53,385
September 29, 2010	500,719	194,655
September 30, 2010 (A)	838,502	326,857
	3,665,335	$1,171,117

(A) Except for the September 30, 2010 transaction, the date represents the date the Company received the corresponding cash in settlement of issuing the shares.  The shares and proceeds amount related to the transaction dated September 30 were fixed and known on that date.  The transaction is expected to settle on or about October 8, 2010.

In the aggregate, since the required registration statement was declared effective on February 12, 2010, the Company has sold 10,578,565 shares to the Investor for total net proceeds of $2,688,472.   As a result, the Company may put up to an additional 4,421,435 shares to the Investor under the effective registration statement as of September 30, 2010. It is the Company’s understanding that, upon notice from the Company to sell shares to the Investor under the Investment Agreement, the Investor begins selling shares in the open market and sells all of the shares before settlement with the Company.   It is the Company’s understanding that the Investor does not hold any of the Company’s common stock and has resold all the shares put to the Investor. However, the Investment Agreement does not require the Investor to immediately sell the shares the Company issues to it.

The foregoing descriptions of the Investment Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Investment Agreement and the Registration Rights Agreement, filed as Exhibits 10.1 and 10.2, respectively, to this report.

This current report contains forward-looking statements. These forward-looking statements are estimates reflecting the best judgment of management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors as described in the Company’s Annual Report on Form 10-K under the heading "Risk Factors" as updated from time to time by the Company’s Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

10.1
Investment Agreement by and between Viking Systems, Inc. and Dutchess Opportunity Fund, II, LP, dated January 7, 2010 (included as Exhibit 10.1 to the Form 8-K filed January 7, 2010 and incorporated herein by reference).

10.2
Registration Rights Agreement by and between Viking System, Inc. and Dutchess Opportunity Fund, II, LP, dated January 7, 2010 (included as Exhibit 10.2 to the Form 8-K filed January 7, 2010 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Systems, Inc. (Registrant)

Date: October 4, 2010	By:	/s/ Robert Mathews
Name: Robert Mathews
Title: Chief Financial Officer